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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


     Each of the undersigned hereby appoints any one of James S. Beard, F. Lynn McPheeters, Frank C. Carder, and Nancy L. Snowden as his attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, to execute for each of the undersigned and in his name and capacity with Caterpillar Financial Services Corporation as listed below, and to file any of the documents hereinafter described relating to the issuance and offering of the Company's debt securities up to a total of US$2,000,000,000 or its equivalent in the currency of countries other than the United States (including in such amount the offering price rather than the face value of any such securities sold at a discount from face value), such documents being: a Registration Statement to be filed with the Securities and Exchange Commission, any all other documents required to be filed with respect thereto with any regulatory authority, and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, each acting alone, with full powers of substitution and resubstitution, full power and authority to accomplish the foregoing registration as fully as the undersigned might do.

     Dated as of this 10th day of May, 1995.

                                 Signature    Title

                 /s/ James S. Beard            President, Director and
                 ----------------------------
               James S. Beard       Principal Executive Officer

               /s/ F. Lynn McPheeters_______  Executive Vice President
               ----------------------
               F. Lynn McPheeters   and Director

                 /s/ James W. Owens             Director
                 -----------------------------
               James W. Owens

               /s/ K. C. Springer             Controller and Principal
               -----------------------------
               K. C. Springer       Accounting Officer

 /s/ Frank C. Carder            Treasurer and Principal
 -----------------------------
               Frank C. Carder      Financial Officer